UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)    (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
India Globalization Capital, Inc.
March 23, 2016

Item 3.02	Unregistered Sales of Equity Securities

On March 23, 2016, we entered into the Q4 2016 Stock Purchase Agreement with certain investor relating to the sale and issuance by our company to the investor of an aggregate of 681,818 shares of our common stock, for a total purchase price of $300,000.  The offering closed on March 23, 2016 subject to customary closing conditions including NYSE approval.  The investor will receive restricted common shares of the Company. A form of the Q4 2016 Stock Purchase Agreement is attached as Exhibit 10.1. We will have about 23,289,220 shares outstanding after giving effect to the sale of equity securities.  The transaction was not registered under the Securities Act of 1933 in reliance on the exemption provided by Section 4(a)(2) thereof.

On March 29, 2016, we issued a press release announcing the closing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the securities purchase agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference. Except for the historical information contained herein, this report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering. The risks and uncertainties involved include the risks detailed from time to time in our filings with Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits

                    (d) Exhibits

                             The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit Number	Exhibit Description

10.1	Form of Q4 2016 Stock Purchase Agreement.

99.1	Press release issued by India Globalization Capital, Inc. on March 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: March 30, 2016	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

Exhibit Index

10.1	Form of Q4 2016 Stock Purchase Agreement

99.1	Press release issued by India Globalization Capital, Inc. on March 29, 2016.